EXHIBIT 23

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

           We consent to the use in this Registration Statement on Form S-8 of our report dated October 23, 2000 (except Note18, as to which the date is November 1, 2000) relating to the financial statements of Universal Express, Inc. and Subsidiaries as of June 30, 2000 and for the years ended June 30, 2000 and 1999.


                                            /s/ Feldman Sherb & Co., P.C.
                                            -----------------------------
                                                 Feldman Sherb & Co., P.C.
                                                 Certified Public Accountants
New York, New York
May 7, 2001






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